Exhibit 4.1

$1,497,970,000
 Asset Backed Notes
MERCEDES-BENZ AUTO RECEIVABLES TRUST 2016-1,
 as Issuer,
and
U.S. BANK NATIONAL ASSOCIATION,
 as Indenture Trustee

INDENTURE
Dated as of September 1, 2016

CROSS REFERENCE TABLE*
TIA		Indenture
Section		Section

310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10; 6.11
	(a)(4)	N.A.**
	(a)(5)	6.11
	(b)	6.08; 6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01
	(b)	7.01
	(c)	7.01
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04; 11.05
	(d)	7.04
314	(a)	3.09; 7.03
	(b)	3.06; 11.16
	(c)(1)	11.01
	(c)(2)	11.01
	(c)(3)	11.01
	(d)	11.01
	(e)	11.01
	(f)	11.01
315	(a)	6.01
	(b)	6.05; 11.01
	(c)	6.01
	(d)	6.01
	(e)	5.13
316	(a)	1.01
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	N.A.
	(b)	5.07
	(c)	N.A.
317	(a)(1)	5.03
	(a)(2)	5.03
	(b)	3.03
318	(a)	11.07

*	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
**	N.A. means Not Applicable.

TABLE OF CONTENTS

i

This INDENTURE, dated as of September 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, this “Indenture”), is between MERCEDES-BENZ AUTO RECEIVABLES TRUST 2016-1, a Delaware statutory trust (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (the “Indenture Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer’s 0.75000% Class A‑1 Asset Backed Notes (the “Class A‑1 Notes”), 1.11% Class A‑2A Asset Backed Notes (the “Class A‑2A Notes”), 1.26% Class A‑3 Asset Backed Notes (the “Class A‑3 Notes”) and 1.46% Class A‑4 Asset Backed Notes (the “Class A‑4 Notes” and, together with the Class A‑1 Notes, the Class A‑2A Notes and the Class A‑3 Notes, the “Notes”):
GRANTING CLAUSE
The Issuer hereby Grants to the Indenture Trustee on the Closing Date, on behalf of and for the benefit of the Noteholders, without recourse, all of the Issuer’s right, title and interest in, to and under such assets, whether now owned or existing or hereafter acquired or arising, (i) the Receivables, (ii) all amounts due and collected on or in respect of the Receivables after the Cutoff Date, (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables, (iv) all proceeds from claims on any physical damage or theft insurance policies and extended warranties covering the Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the Receivables, the Financed Vehicles or the Obligors, (v) the Receivable Files, (vi) the Collection Account, the Note Payment Account, the Reserve Fund and all amounts, securities, Financial Assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof, (vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase certain Receivables from the Depositor, (viii) any proceeds of Dealer Recourse, (ix) all rights of the Issuer under the Sale and Servicing Agreement, including the right to require the Seller to repurchase or the Servicer to purchase certain Receivables from the Issuer, (x) the right to realize upon any property (including the right to receive future Net Liquidation Proceeds and Recoveries) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer, (xi) all of the Issuer’s rights and benefits under the First-Tier Assignment (but none of its obligations or burdens) and (xii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, Insurance Proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, except as otherwise provided in this Indenture and the other Basic

Documents and to secure compliance with the provisions of this Indenture for the benefit of the Noteholders, all as provided in this Indenture.
The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture in accordance with the terms hereof.  The Issuer hereby authorizes the filing of a financing statement against the Issuer describing the Collateral as constituting all assets of the Issuer as debtor, including its present and future right, title and interest in, to and under (but not, except to the extent required by law, any obligations with respect to) whether now owned or existing or hereafter arising or acquired and wheresoever located.
ARTICLE ONE

 DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.  Capitalized Terms; Rules of Usage. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of September 1, 2016, among the Issuer, Daimler Retail Receivables LLC, as depositor, and Mercedes-Benz Financial Services USA LLC, as seller and servicer, which Appendix is hereby incorporated into and made a part of this Indenture.  Appendix A also contains rules as to usage applicable to this Indenture.
Section 1.02.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Noteholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE TWO

 THE NOTES
Section 2.01.  Form.
(a)            The Class A‑1 Notes, the Class A‑2A Notes, the Class A‑3 Notes and the Class A‑4 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be issued in definitive form in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officer of the Issuer executing such Notes, as evidenced by his or her execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.  Except as provided in Section 2.12, owners of beneficial interests in Book-Entry Notes will not be entitled to receive physical delivery of Definitive Notes.
(b)            The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.
The terms of the Notes as set forth in Exhibit A are part of the terms of this Indenture.
Section 2.02.  Execution, Authentication and Delivery.
(a)            The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.
(b)            The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of Notes: (i) $350,000,000 of Class A‑1 Notes, (ii) $500,000,000 of Class A‑2A Notes, (iii) $532,000,000 of Class A‑3 Notes and (iv) $115,970,000 of Class A‑4 Notes.  The aggregate principal amount of Class A‑1 Notes, Class A‑2A Notes, Class A‑3 Notes and Class A‑4 Notes Outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.
(c)            Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.
(d)            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.03.  Temporary Notes.
(a)            Pending the preparation of Definitive Notes pursuant to Section 2.12, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
(b)            If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
Section 2.04.  Tax Treatment.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as indebtedness for all purposes, including federal, State and local income, single business and franchise tax purposes.
Section 2.05.  Registration; Registration of Transfer and Exchange.
(a)            The Issuer shall cause to be kept a register (the “Note Register”) in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Indenture Trustee initially shall be the registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.
(b)            If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

(c)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8‑401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, and the Indenture Trustee shall authenticate and deliver to the Noteholder making such surrender and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denomination and a like aggregate principal amount.
(d)            At the option of the related Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Owner Trustee shall execute, on behalf of the Issuer, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.
Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.03 or 9.06 not involving any transfer.
(e)            The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note selected for redemption.
(f)            Each Person to whom a Note is transferred will be required to represent, in the case of a Definitive Note, or deemed to represent, in the case of a Book-Entry Note, that either (i) it is not, and it is not investing on behalf of or with plan assets of, (a) an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA, (b) a “plan” described in section 4975 of the Code which is subject to Section 4975 of the Code or to any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code (collectively, “Similar Law”), or (c) an entity whose underlying assets are considered to include “plan assets” of any such employee benefit plan or plan by reason of Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise, or (ii) its acquisition and holding of the Note or any interest therein will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Law.

(g)            The Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable State securities laws, ERISA or the Code; except that if a certificate is specifically required by the terms of this Section to be provided to the Indenture Trustee by a prospective transferor or transferee, the Indenture Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section.
(h)            Any purported transfer of a Note not in accordance with this Section shall be null and void and shall not be given effect for any purpose whatsoever.
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.
(a)            If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless and (iii) the requirements of Section 8‑405 of the UCC are met, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon receipt of an Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom such replacement Note was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)            Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.
(c)            Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.07.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer and any agent of the Issuer or the Indenture Trustee will treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
Section 2.08.  Payment of Principal and Interest.
(a)            On each Payment Date  prior to the acceleration of the maturity of the Notes following the occurrence of an Event of Default, upon receipt of written instructions from the Servicer pursuant to Section 4.08(b) of the Sale and Servicing Agreement, the Indenture Trustee shall apply Available Funds on deposit in the Collection Account to make the following payments and deposits in the following order of priority:
(i)    to the Servicer, the Total Servicing Fee and any Nonrecoverable Advances for the related Collection Period;
(ii)   pro rata to (A) the Trustees, to the extent not previously paid pursuant to Section 1.02(b)(i) of the Administration Agreement, Sections 8.01 and 8.02 of the Trust Agreement, Section 6.02 of the Sale and Servicing Agreement or Section 6.07, the Total Trustee Fees for the related Collection Period, plus any overdue Total Trustee Fees for one or more prior Collection Periods and (B) the Asset Representations Reviewer, the Asset Representations Reviewer Fees; provided, however, that the aggregate amount payable pursuant to this clause (ii) may not exceed $250,000 in any calendar year;
(iii)  to the Note Payment Account, for payment to the Class A Notes, the Interest Distributable Amount, ratably, for each Class of Class A Notes;
(iv)  to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Priority Principal Distributable Amount, if any;
(v)    to the Reserve Fund, the Reserve Fund Deficiency for such Payment Date, if any;
(vi)  to the Note Payment Account, for payment of principal on the Notes in the priority set forth in Section 2.08(b), the Regular Principal Distributable Amount, if any;
(vii) if a Successor Servicer has been appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, to such Successor Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to Section 7.01 of the Sale and Servicing Agreement, plus the Additional Servicing Fee, if any, for the related Collection Period;

(viii) to the Trustees and the Asset Representations Reviewer, pro rata, the Total Trustee Fees and any amounts due under the Asset Representations Review Agreement, respectively, to the extent that they have not previously been paid as described under clause (ii) above; and
(ix)     to the Certificateholders, any Excess Collections.
Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, all Available Funds shall be deposited into the Note Payment Account and applied in accordance with Section 2.08(f).  Any distributions to be made by the Indenture Trustee under the Basic Documents may be made by the Paying Agent.
The Reserve Fund Draw Amount shall be used to make the payments described in Section 4.02 of the Sale and Servicing Agreement.
If the amount on deposit in the Note Payment Account (including any portion of the Reserve Fund Draw Amount) on any Payment Date is less than the amount described in clause (iii) above for such Payment Date, the Indenture Trustee, either directly or through the Paying Agent, shall pay the available amount to the Noteholders of each Class of Class A Notes pro rata based on the Interest Distributable Amount payable to such Class on such Payment Date.
If on any Payment Date, the aggregate amount on deposit in the Collection Account and the Reserve Fund equals or exceeds the Note Balance of all Notes Outstanding as of the last day of the related Collection Period, the accrued and unpaid interest thereon and all amounts due to the Servicer, the Trustees and the Asset Representations Reviewer, the Servicer shall provide written notification thereof to the Indenture Trustee and shall direct the Indenture Trustee to apply all such amounts to retire the Notes and to pay all such amounts due to the Servicer and the Trustees in accordance with the provisions of this Section.
(b)            The principal of each Note shall be payable in installments on each Payment Date in an aggregate amount (unless the Notes have been declared immediately due and payable following an Event of Default) for all Classes of Notes equal to the Aggregate Principal Distributable Amount.  On each Payment Date, upon receipt of instructions from the Servicer pursuant to Section 4.08(b) of the Sale and Servicing Agreement and subject to Section 2.08(f), the Indenture Trustee shall either directly or through a Paying Agent apply or cause to be applied the amount on deposit in the Note Payment Account on such Payment Date in respect of the Aggregate Principal Distributable Amount, to make the following payments in the following order of priority:
(i)    to the Class A‑1 Notes, until the principal amount of the Class A‑1 Notes has been paid in full;
(ii)    to the Class A‑2A Notes, until the principal amount of the Class A‑2A Notes has been paid in full;
(iii)   to the Class A‑3 Notes until the principal amounts of the Class A‑3 Notes have been paid in full; and

(iv)   to the Class A‑4 Notes until the principal amounts of the Class A‑4 Notes have been paid in full.
(c)            The unpaid principal amount, to the extent not previously paid, of the (i) Class A‑1 Notes shall be due and payable on the Class A‑1 Final Scheduled Payment Date, (ii) Class A‑2A Notes shall be due and payable on the Class A‑2A Final Scheduled Payment Date, (iii) Class A‑3 Notes shall be due and payable on the Class A‑3 Final Scheduled Payment Date and (iv) Class A‑4 Notes shall be due and payable on the Class A‑4 Final Scheduled Payment Date.
(d)            Each Class of Notes shall accrue interest during each Interest Period at the related Interest Rate, and such interest shall be due and payable on each Payment Date.  Interest on the Class A‑1 Notes shall be calculated on the basis of the actual number of days elapsed and a 360‑day year.  Interest on the Class A-2A Notes, the Class A‑3 Notes and the Class A-4 Notes shall be calculated on the basis of a 360‑day year of twelve 30‑day months.  Notwithstanding any other provision hereof, no Interest Rate may exceed the maximum rate permitted by Applicable Law.
Subject to Section 3.01, any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the related Record Date by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Payment Date or on the related Final Scheduled Payment Date (and except for the Redemption Price for any Note called for redemption in whole pursuant to Section 10.01), which shall be payable as provided below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.
(e)            All principal and interest payments on a Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto.  Except as otherwise provided herein, the Indenture Trustee shall, before the Payment Date on which the Issuer expects to pay the final installment of principal of and interest on any Note, notify the Holder of such Note as of the related Record Date of such final installment.  Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.
(f)            Notwithstanding the foregoing, the unpaid principal amount of the Notes shall be due and payable, to the extent not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.02(a).  On each Payment Date following acceleration of the Notes, upon receipt of instructions from the Servicer pursuant to Section 3.10 of the Sale and Servicing Agreement, the Indenture Trustee or the Paying Agent shall deposit all Available Funds into the Note Payment Account and shall apply or cause to be applied all such amounts to make the following payments and deposits in the following order of priority:
(i)    to the Servicer, the Total Servicing Fee and any Nonrecoverable Advances for the related Collection Period;
(ii)   to the Trustees and the Asset Representations Reviewer, pro rata, the Total Trustee Fees, and the Asset Representations Reviewer Fees, respectively, without limitation;
(iii)  to the Class A Noteholders, the Interest Distributable Amount for each Class of Class A Notes;
(iv)  to the Class A‑1 Noteholders, payments of principal until the principal amount of the Class A‑1 Notes has been paid in full; and
(v)    to the Holders of each Class of remaining Class A Notes, pro rata based on the outstanding principal amount of each such Class of Class A Notes as of such Payment Date, payments of principal until the principal amount of each such Class of remaining Class A Notes has been paid in full;
(vi)  if a Successor Servicer has been appointed pursuant to Section 7.02 of the Sale and Servicing Agreement, to such Successor Servicer, any Transition Costs due in connection with such transfer of servicing and not paid pursuant to Section 7.01 of the Sale and Servicing Agreement plus the Additional Servicing Fee, if any, for the related Collection Period; and
(vii) to the Certificateholders, any Excess Collections.
Section 2.09.  Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.
Section 2.10.  Book-Entry Notes.  Except as provided in Section 2.12, the Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to Indenture Trustee, as custodian for the initial Clearing

Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner’s interest in such Book Entry Note, except as provided in Section 2.12.  Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:
(i)    the provisions of this Section shall be in full force and effect;
(ii)   the Note Registrar shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes, and shall have no obligation to the Note Owners;
(iii)  to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;
(iv)  the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants; pursuant to the Note Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and
(v)    whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes (or Holders of Notes of any Class, including the Controlling Class) evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes or such Class of Notes and has delivered such instructions to the Indenture Trustee.
Section 2.11.  Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to such Note Owners.
Section 2.12.  Definitive Notes.  Definitive Notes will be issued only if:
(i)    (A) the Clearing Agency is no longer willing or able to properly discharge its respon-sibilities with respect to the Book-Entry Notes and (B) the Indenture Trustee is not able to locate a qualified successor; or
(ii)    after the occurrence of an Event of Default, owners of Book-Entry Notes representing beneficial interests aggregating not less than 51% of the principal amount of a Class of Notes advise the Indenture Trustee and the Clearing Agency Participant

through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners.
In each case, the Indenture Trustee shall then notify Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same.
Upon surrender to the Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer at its own expense shall execute and deliver the Definitive Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of a Class, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders hereunder.
Section 2.13.  Release of Collateral.  Subject to Section 11.01 and the terms of the other Basic Documents, the Indenture Trustee shall release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and, if required by Section 11.01, Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the TIA or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.  If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee’s obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the Lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.
Section 2.14.  FATCA.  Each Noteholder, by acceptance of such Note, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder, by acceptance of such Note, agrees that the Indenture Trustee or any Paying Agent has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder that fails to comply with the requirements of the preceding sentence.
Section 2.15.  Authenticating Agents.  Upon the request of the Issuer, the Indenture Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.03, 2.05 and 2.06, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee”.
Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

ARTICLE THREE

 COVENANTS
Section 3.01.  Payment of Principal and Interest.  The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
Section 3.02.  Maintenance of Office or Agency.  The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
Section 3.03.  Money for Payments to be Held in Trust.  As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by a Paying Agent, and no amounts so withdrawn from the Accounts for payments of Notes shall be paid over to the Issuer except as provided in this Section.
The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)   give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
(iii)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)  immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
(v)    comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to Applicable Laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
Section 3.04.  Existence.  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate, including all licenses required under (i) the Maryland Vehicle Sales Finance Act or (ii) the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Indenture and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

Section 3.05.  Protection of Trust Estate.  The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Trust Estate.
The Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments and will take such other action necessary or advisable to:
(i)    Grant more effectively any portion of the Trust Estate;
(ii)   maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
(iii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
(iv)  enforce any of the Trust Estate;
(v)    preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons; or
(vi)  pay all taxes or assessments levied or assessed upon the Trust Estate when due.
The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.
Section 3.06.  Opinions as to Trust Estate.
(a)            On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the first priority perfected security interest of the Indenture Trustee in the Collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (ii) no such action shall be necessary to perfect such security interest.
(b)            Within 90 days after the beginning of each fiscal year of the Issuer beginning with the first fiscal year beginning more than three months after the Cutoff Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the authorization and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture until March 31 in the following calendar year.
Section 3.07.  Performance of Obligations; Servicing of Receivables.
(a)            The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture and the other Basic Documents or such other instrument or agreement.
(b)            The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.
(c)            The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic Documents in accordance with and within the time periods provided for herein and therein.
(d)            If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event, the Issuer shall promptly notify the Depositor, the Indenture Trustee and each Rating Agency, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.  If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.
(e)            On or after the receipt by the Servicer of notice of a Servicer Termination Event and the termination of the Servicer’s rights and powers pursuant to Section 7.01 of the Sale and Servicing Agreement, all authority and power of the Servicer shall, without further action, pass to and be vested in the Indenture Trustee in all respects in accordance with Section 7.02 of the Sale and Servicing Agreement.  The Indenture Trustee may resign as the Successor Servicer by giving written notice of such resignation to the Depositor and the Owner Trustee and in such event will be released from such duties and obligations, such release not to be effective until the date a new Servicer assumes the obligations under the Sale and Servicing Agreement as provided below.  Upon delivery of any such notice, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a new Servicer as the Successor Servicer.  In the case of either the appointment of the Indenture Trustee (or any Affiliate as provided below) as Successor Servicer, or resignation of the Indenture Trustee as Servicer, the Indenture Trustee shall provide to the Depositor, in writing, such information as reasonably requested by the Depositor to comply with its reporting obligation under the Exchange Act with respect to a Successor Servicer or the resignation of the Servicer.
Any Successor Servicer other than the Indenture Trustee shall be an Eligible Servicer.  In connection with any appointment by the Indenture Trustee of a Successor Servicer, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree with, subject to the limitations set forth below and in the Sale and Servicing Agreement and, in accordance with Section 7.02 of the Sale and Servicing Agreement, the Successor Servicer shall assume the obligations and duties of the terminated Servicer under the Sale and Servicing Agreement.  If the Indenture Trustee shall succeed to the duties of the Servicer as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article Six shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables.  In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates or agents; provided, that the Indenture Trustee, in its capacity as Servicer, shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Servicer.  Notwithstanding any other provisions of this Indenture to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under the Sale and Servicing Agreement and the amount necessary to induce any Successor Servicer to act as Successor Servicer under the Sale and Servicing Agreement.
(f)            The Issuer shall promptly notify the Depositor and the Trustees in writing of (i) any termination of the Servicer pursuant to the Sale and Servicing Agreement and (ii) the appointment of each Successor Servicer, including its name and address.
(g)            The Issuer shall not waive timely performance or observance by the Depositor, the Servicer or the Seller of their respective duties or obligations under the Basic Documents if such waiver would reasonably be expected to materially adversely affect the Noteholders.
Section 3.08.  Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:
(i)    engage in any business or activities other than those permitted by Section 2.03 of the Trust Agreement and financing, purchasing, acquiring, owning, pledging and managing the Receivables as contemplated by the Basic Documents and activities incidental to such activities;
(ii)   except as expressly permitted by this Indenture or the other Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so in writing by the Indenture Trustee;
(iii)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
(iv)  dissolve or liquidate in whole or in part;
(v)     (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any Lien (other than the Permitted Liens and the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) and perfected security interest in the Trust Estate; or
(vi)    incur, assume or guarantee any indebtedness other than the indebtedness evidenced by the Notes or indebtedness otherwise permitted by the Basic Documents.
Section 3.09.  Annual Statement as to Compliance.  The Issuer will deliver to the Depositor and the Indenture Trustee, on or before June 30 of each year (commencing with the June 30 that is at least six months after the Closing Date), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:
(a)            a review of the activities of the Issuer during the preceding year (or such shorter period in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and
(b)            to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout the preceding year (or such shorter period in the case of the first such Officer’s Certificate) or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
Section 3.10.  Issuer May Consolidate, etc., Only on Certain Terms.
(a)            The Issuer shall not consolidate or merge with or into any other Person, unless:
(i)    the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Depositor and the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed;
(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Issuer has been advised in writing that the ratings of the Notes and the Certificates, if any, then in effect would not be qualified, reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;
(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax consequence to the Issuer, or any Securityholder;
(v)    any action that is necessary to maintain the Lien of this Indenture shall have been taken; and
(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article and that all conditions precedent herein relating to such transaction have been complied with (including any filing required by the Exchange Act).
(b)            Other than as specifically contemplated by the Basic Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any other Person, unless:
(i)    the Person that acquires by conveyance or transfer the properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;
(ii)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(iii)  the Issuer has been advised in writing that the ratings of the Notes and the Certificates, if any, then in effect would not be qualified, reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;
(iv)  the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal income tax consequence to the Issuer or any Securityholder;

(v)    any action that is necessary to maintain the Lien created by this Indenture shall have been taken; and
(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).
Section 3.11.  Successor or Transferee.
(a)            Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
(b)            Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.
Section 3.12.  Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with the Sale and Servicing Agreement.
Section 3.13.  Guarantees, Loans, Advances and Other Liabilities.  Except as otherwise contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
Section 3.14.  Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
Section 3.15.  Removal of Administrator.  So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause without providing prior written notice to the Rating Agencies.
Section 3.16.  Restricted Payments.  Except as otherwise permitted by the Issuer Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (b) payments to the Indenture Trustee pursuant to Section 1.02(b)(ii) of the Administration Agreement.  The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, the Note Payment Account or the Reserve Fund, except in accordance with this Indenture and the other Issuer Basic Documents.
Section 3.17.  Notice of Events of Default.  The Issuer shall give each Rating Agency and the Indenture Trustee prompt written notice of the occurrence of each Event of Default, each default on the part of the Seller, the Servicer or the Depositor of their respective obligations under the Sale and Servicing Agreement and each default on the part of the Seller or the Purchaser of its obligations under the Receivables Purchase Agreement.
Section 3.18.  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 3.19.  Compliance with Laws.  The Issuer shall comply with the requirements of all Applicable Laws, the non‑compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Issuer Basic Document.
Section 3.20.  Amendments of Sale and Servicing Agreement and Trust Agreement.  The Issuer shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Noteholders consent to amendments thereto as provided therein.
Section 3.21.  Recordkeeping.  The Issuer will (i) timely prepare and maintain the documentation and other written information evidencing the material rights and obligations of the Issuer and the Noteholders relating to the Notes, and any associated rights and obligations of other parties and (ii) maintain such documentation and other written information for at least all taxable years that the Notes are Outstanding and until the period of limitations expires for any tax return with respect to which the treatment of the Notes is relevant, in order to support its position under Proposed Treasury Regulation Section 1.385-2 (or an applicable successor or final provision) for treatment of the Notes as indebtedness for United States federal income tax purposes.

ARTICLE FOUR

 SATISFACTION AND DISCHARGE
Section 4.01.  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.11, 3.13, 3.14, 3.15, 3.16 and 3.17, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
(i)    either: (A) all Notes theretofore authenticated and delivered (other than Notes (1) that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation: (1) have become due and payable, (2) will become due and payable at the Class A‑4 Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee, cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;
(ii)   the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under any other Issuer Basic Document; and
(iii)  the Issuer has delivered to the Depositor and the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or Section 11.01) an Independent Certificate, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02.  Satisfaction, Discharge and Defeasance of the Notes.
(a)            Upon satisfaction of the conditions set forth in Section 4.02(b), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Notes Outstanding, and the provisions of this Indenture, as it relates to such Notes, shall no longer be in effect (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:
(i)    the rights of the Noteholders to receive, from the trust funds described in Section 4.02(b)(i), payment of the principal of and interest on the Notes Outstanding at maturity of such principal or interest;
(ii)   the obligations of the Issuer with respect to the Notes under Sections 2.05, 2.06, 3.02 and 3.03;
(iii)  the obligations of the Administrator to the Indenture Trustee under Section 6.07; and
(iv)  the rights, powers, trusts and immunities of the Indenture Trustee hereunder and the duties of the Indenture Trustee hereunder.
(b)            The satisfaction, discharge and defeasance of the Notes pursuant to Section 4.02(a) is subject to the satisfaction of all of the following conditions:
(i)    the Issuer has deposited or caused to be deposited irrevocably (except as provided in Section 4.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, which, through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day prior to the due date of any payment referred to below, money in an amount sufficient, in the opinion of a nationally recognized firm of Independent Accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes Outstanding, for principal thereof and interest thereon to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity of such principal and interest, as the case may be;
(ii)    such deposit will not result in a breach or violation of, or constitute an event of default under, any Issuer Basic Document or other agreement or instrument to which the Issuer is bound;
(iii)   no Event of Default has occurred and is continuing on the date of such deposit or on the 91st day after such date; and
(iv)   the Issuer has delivered to the Depositor and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the defeasance contemplated by this Section have been complied with.

Section 4.03.  Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to this Article shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of the Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest, but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by Applicable Law.
Section 4.04.  Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE FIVE

 EVENTS OF DEFAULT; REMEDIES
Section 5.01.  Events of Default.  “Event of Default”, whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):
(i)    default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;
(ii)   default in the payment of the principal of any Note on its Final Scheduled Payment Date;
(iii)  default in the observance or performance of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section) and such default shall continue or not be cured for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee, by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(iv)  any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Depositor or the Indenture Trustee or to the Issuer, the Depositor and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(v)    the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(vi)                  the commencement by the Issuer of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such Insolvency Law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.
The Issuer shall deliver to the Depositor and the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause (iii) or (iv) above, its status and what action the Issuer is taking or proposes to take with respect thereto.
Section 5.02.  Acceleration of Maturity; Rescission and Annulment.
(a)            If an Event of Default shall have occurred and be continuing, the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, upon prior written notice to each Rating Agency, declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), the Depositor and the Servicer, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
(b)            If the Notes have been declared immediately due and payable following an Event of Default, before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class, by written notice to the Issuer, the Depositor and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:
(i)    the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on the Notes, (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and (C) all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and
(ii)    all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)            The Issuer covenants that if there is a default relating to the payment of (i) any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of any Note on the related Final Scheduled Payment Date, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal at the applicable Interest Rate and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
(b)            In  case the Issuer shall fail forthwith to pay amounts described in Section 5.03(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Insolvency Law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee), and their respective agents and counsel and for all expenses and other amounts due and owing to the Indenture Trustee pursuant to Section 6.07 and of the Noteholders allowed in such Proceedings;
(ii)   unless prohibited by Applicable Law, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and counsel, and all other expenses and amounts due and owing to the Indenture Trustee pursuant to Section 6.07.
(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.
(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
Section 5.04.  Remedies.
(a)            If the Notes have been declared to be immediately due and payable following an Event of Default, the Indenture Trustee may, or at the written direction of the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class shall, take one or more of the following actions (subject to Sections 5.02 and 5.05):
(i)    institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon the Notes monies adjudged due;
(ii)   institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and
(iv)  sell or otherwise liquidate the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate at the direction of the Noteholders following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless: (A) the Holders of Notes evidencing 100% of the Note Balance consent thereto, (B) the proceeds of such sale or liquidation will be sufficient to pay in full the Note Balance and all accrued but unpaid interest on the Outstanding Notes or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of the Holders of Notes evidencing not less than 66⅔% of the Note Balance of the Controlling Class.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
(b)            If the Indenture Trustee collects any money or property pursuant to this Article as a result of selling or liquidating the Trust Estate, it shall pay out such money or property (together with all Available Collections and all amounts on deposit in the Accounts) on the related Payment Date or other date fixed pursuant to Section 5.04(c) in the order of priority set forth in Section 2.08(f).
(c)            If the Indenture Trustee collects any money or property pursuant to this Section, the Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least five days before such record date, the Indenture Trustee shall mail to each Noteholder and the Servicer a notice that states the record date, the payment date and the amount to be paid.
Section 5.05.  Optional Preservation of the Trust Estate.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof as if there had been no declaration of acceleration; provided, however, that the Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in Section 2.08(f).  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
Section 5.06.  Limitation of Suits.  Other than in connection with a dispute resolution pursuant to Section 3.17 of the Sale and Servicing Agreement, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (ii) the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder; (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60‑day period by the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class.
It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 51% of the Note Balance of the Controlling Class, the Indenture Trustee will take action in accordance with the request given by the Holders representing the greatest Note Balance of the Controlling Class.
Section 5.07.  Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 5.08.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 5.09.  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.10.  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.
Section 5.11.  Control by Noteholders of the Controlling Class.  The Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:
(i)    such direction shall not be in conflict with any rule of law or with this Indenture;
(ii)   subject to the terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes evidencing not less than 100% of the Note Balance;
(iii)  if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by the Holders of Notes evidencing less than 100% of the Note Balance to sell or liquidate the Trust Estate shall be of no force and effect; and
(iv)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.
Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12.  Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any past Default or Event of Default and its consequences except a Default or Event of Default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 5.13.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by (i) the Indenture Trustee, (ii) any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Note Balance (or, in the case of any suit which is instituted by the Controlling Class, more than 10% of the Note Balance of the Controlling Class) or (iii) any Noteholder for the enforce-ment of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
Section 5.14.  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.15.  Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).
Section 5.16.  Performance and Enforcement of Certain Obligations.
(a)            Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Seller and the Servicer of their respective obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its obligations under or in connection with the Receivables Purchase Agreement, in each case in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement or the Receivables Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor, the Seller or the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Depositor, the Seller and the Servicer of their respective obligations under the Sale and Servicing Agreement or the Seller of its obligations under the Receivables Purchase Agreement.
(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of Holders of Notes evidencing not less than 66⅔% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Seller or the Servicer under or in connection with the Sale and Servicing Agreement or against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Seller or the Servicer, as the case may be, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Receivables Purchase Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.
(c)            If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of Notes evidencing not less than 66⅔% of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Seller under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of its obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Receivables Purchase Agreement, and any right of the Depositor to take such action shall be suspended.

ARTICLE SIX

THE INDENTURE TRUSTEE
Section 6.01.  Duties of Indenture Trustee.
(a)            If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)            Except during the continuance of an Event of Default:
(i)    the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)    in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)            The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of Section 6.01(b);
(ii)   the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)  the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 5.11 and 7.02.
(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to Sections 6.01(a), (b) and (c).
(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the other Basic Documents.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer under this Indenture, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.
(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
Section 6.02.  Rights of Indenture Trustee.
(a)            Except as provided by the second succeeding sentence, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matter stated in the document.  Notwithstanding the foregoing, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.
(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(e)            The Indenture Trustee may consult with counsel, and the written advice of such counsel or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.  The Indenture Trustee may also consult with financial expert(s) with respect to the performance of its duties under this Indenture, and so long as the Indenture Trustee selects such financial expert(s) with due care, the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such financial expert(s) and not contrary to this Indenture or any other Basic Document.
(f)            The Indenture Trustee shall be under no obligation to (i) exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture or (ii) institute or conduct or defend litigation or investigate any matter or Noteholder direction or request pursuant to this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)            The Indenture Trustee shall not be deemed to have discovered or to have knowledge of any Default, Event of Default, breach of a representation or warranty or other event unless an Responsible Officer of the Indenture Trustee has actual knowledge that a Default, Event of Default, breach of a representation or warranty or such other event has in fact occurred or has received written notice evidencing that an event which is in fact a Default, Event of Default, breach of representation or warranty or such other event has in fact occurred in accordance with the provisions of this Indenture; provided, however, that, for the avoidance of doubt, the Indenture Trustee shall not be deemed to have knowledge of a breach of representation or warranty solely as a result of the receipt and possession by the Indenture Trustee of a Review Report.
(h)            In the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee will not be liable for any action taken or not taken by it in good faith in the administration of any Noteholder vote as to whether to direct the Asset Representations Reviewer to conduct a Review of the Review Assets so long as the administration of such vote conforms in all material respects to the Indenture Trustee’s standard internal vote solicitation process in effect at the time of such Noteholder vote.
(i)            The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, unforeseeable loss or failures of mechanical, electronic or communication systems. The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 6.03.  Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  The Indenture Trustee must, however, comply with Section 6.11.
Section 6.04.  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the Notes and

(iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
Section 6.05.  Notice of Defaults; Notice of Repurchase Requests.
(a)            If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Event of Default within 30 days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Indenture Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.
(b)            Not later than the fifth day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning October 5, 2016, the Indenture Trustee shall provide to the Administrator a notice in substantially the form of Exhibit B with respect to any requests received by a Responsible Officer of the Indenture Trustee from a Noteholder during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) that any Receivable be repurchased by the Seller pursuant to Section 2.05 of the Sale and Servicing Agreement or Section 3.04 of the Receivables Purchase Agreement.  The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this subsection is to facilitate compliance by MBFS USA and the Depositor with Rule 15Ga-1 under the Exchange Act.  The Indenture Trustee agrees to comply with reasonable requests made by MBFS USA or the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of such Rule.  The Indenture Trustee shall cooperate fully with all reasonable requests of MBFS USA and the Depositor to deliver any and all records and any other information, in each case in its possession, necessary to permit MBFS USA and the Depositor to comply with the provisions of such Rule.
Section 6.06.  Reports and Documents by Indenture Trustee to Noteholders.  On or prior to each Payment Date, the Indenture Trustee shall deliver or make available on its website (www.usbank.com/abs) to each Noteholder a copy of each Investor Report delivered to it pursuant to Section 3.10 of the Sale and Servicing Agreement.  The Indenture Trustee shall make available electronically, within a reasonable period of time after the end of each calendar year, to each Person who at any time during such calendar year was a Noteholder, such information furnished to the Indenture Trustee as may be required to enable such Person to prepare its federal and State income tax returns.  The Indenture Trustee shall provide to each Noteholder upon written request (and at the expense of the requesting Noteholder), copies of the Basic Documents, the report regarding the Servicer’s compliance and the accountants’ attestation delivered pursuant to Section 3.12 of the Sale and Servicing Agreement.  In the event that a Noteholder requests a complete copy of the Review Report, the Indenture Trustee shall not deliver such complete copy until (a) such Noteholder delivers to the Indenture Trustee a nondisclosure agreement in a form satisfactory to the Indenture Trustee with respect to the information in such Review Report, (b) such complete copy of the Review Report is redacted by the Servicer prior to such delivery in a form satisfactory to the Indenture Trustee or (c) the

Servicer provides a certificate that, to the certifying officer’s knowledge, the Review Report does not contain any not publicly available Personally Identifiable Information.
Section 6.07.  Compensation and Indemnity.
(a)            The Issuer shall, or shall cause the Administrator to, pay to the Indenture Trustee from time to time reasonable compensation for its services pursuant to a fee agreement between the Administrator and the Indenture Trustee.  The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall, or shall cause the Administrator to, indemnify and hold harmless the Indenture Trustee and its officers, directors, employees, representatives and agents against any and all loss, liability, tax (other than taxes based on the income of the Indenture Trustee) or expense (including attorneys’ fees) of whatever kind or nature regardless of their merit directly or indirectly incurred by it or them without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by this Indenture, including the reasonable costs and expenses of defending themselves against any claim, loss, damage or liability in connection with the exercise or performance of any of their powers or duties under this Indenture or under any of the other Basic Documents, including any legal fees or expenses incurred by the Indenture Trustee in connection with the enforcement of the Issuer’s indemnification or other obligations hereunder.  The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder.  The Issuer shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to, pay the fees and expenses of such counsel.  Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.
(b)            The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable Insolvency Law.
Section 6.08.  Replacement of Indenture Trustee.
(a)            No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section.  The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Issuer, the Administrator, the Depositor and the Noteholders and will provide all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K under the Exchange Act, with respect to the resignation of the Indenture Trustee.  The Holders of Notes evidencing not less than 51% of the Note Balance of the Notes may remove the Indenture Trustee without cause upon 30 days’ prior written notice to the Indenture Trustee (with a copy to the Issuer, the Depositor and the Administrator, who shall notify the Rating Agencies) of such removal and, following such removal, may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if (i) the Indenture Trustee fails to comply with Section 6.11, (ii) the Indenture Trustee is adjudged to be bankrupt or insolvent, (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property or (iv) the Indenture Trustee otherwise becomes incapable of acting.
(b)            The Depositor may remove the Indenture Trustee with 30 days’ prior written notice if the Indenture Trustee fails to comply with Section 3.07(e), 6.08 or 6.09 with respect to notice to or providing information to the Depositor, or with Article Nine of the Sale and Servicing Agreement, in each case if such failure continues for the lesser of ten days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions).
(c)            If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator shall promptly appoint a successor Indenture Trustee and notify the Depositor of such appointment.  Any successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and the Depositor and shall also provide all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the replacement Indenture Trustee.  Upon delivery of such written acceptance, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to the Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
(d)            If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.  If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(e)            Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee.  Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09.  Successor Indenture Trustee by Merger.
(a)            If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association must be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Depositor, the Servicer and the Rating Agencies prior written notice of any such transaction.
(b)            In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
Section 6.10.  Appointment of Co-Trustee or Separate Trustee.
(a)            Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver an instrument to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.
(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)   the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.
(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 6.11.  Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Indenture Trustee or its parent shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of “A-” or better by Standard & Poor’s and “A” or better by Fitch or shall otherwise be acceptable to each Rating Agency.  The Indenture Trustee shall comply with TIA Section 310(b).
Section 6.12.  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
Section 6.13.  Representations and Warranties of Indenture Trustee.  The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and the Noteholders shall rely:
(i)    the Indenture Trustee is a banking association duly organized and validly existing under the laws of the United States;

(ii)    the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and
(iii)   this Indenture is an enforceable obligation of the Indenture Trustee.
Section 6.14.  Encryption.  Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information may be encrypted or made available at the Indenture Trustee’s website at www.usbank.com/abs on a password protected basis.

ARTICLE SEVEN

NOTEHOLDER COMMUNICATIONS AND REPORTS
Section 7.01.  Noteholder List and Noteholder Communications.
(a)            The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished.  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided under this Section and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided under this Section upon receipt of a new list so furnished.
(b)            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.  The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).
(c)            A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices of events or occurrences and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee of such events or occurrences.  Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, other than requests, demands or directions relating to obligations of the Indenture Trustee in connection with an asset representations review demand set forth in Section 7.02, unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.  If the Indenture Trustee declines to take any actions in connection with a dispute resolution related to a repurchase request due to the failure of the requesting Noteholder or Note Owner to provide reasonable security or indemnity or for any other reason, then such Noteholder or Note Owner may exercise its rights related to dispute resolution directly as the “Requesting Party” pursuant to Section 3.17 of the Sale and Servicing Agreement.
(d)            A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this

Indenture or the other Basic Documents may send a request to the Issuer or the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Commission.  Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  A Noteholder or Note Owner, as applicable, that delivers a request under this subsection will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Basic Documents, and will not be used for other purposes.  The Issuer will promptly deliver any request to the Servicer.  On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Commission for the Collection Period in which the request was received (A) a statement that the Issuer has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Basic Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner.
Section 7.02.  Noteholder Demand for Asset Representations Review.  If a Delinquency Trigger occurs, a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, on whether to direct the Asset Representations Reviewer to conduct a Review under the Asset Representations Review Agreement.  In the case of a Note Owner, each demand must be accompanied by a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document.  If the Indenture Trustee receives within 90 days of the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger a written demand from the Noteholders and Note Owners of at least 5.0% of the aggregate Note Balance of the Outstanding Notes (as of the last day of the related Collection Period) to initiate a vote (which shall be conducted in accordance with its standard internal vote solicitation process at the time) with respect to the Review, then (a) the Indenture Trustee will promptly notify the Servicer and the Administrator thereof and request such vote of the Noteholders and Note Owners through an applicable Clearing Agency and (b) the Servicer will include in the Form 10-D report for the Collection Period in which such demand was received (i) a statement that Noteholders and Note Owners of a sufficient percentage of the aggregate Note Balance of the Notes are requesting a full Noteholder vote on whether to direct the Asset Representations Reviewer to conduct a Review and (ii) a description of the applicable voting procedures, including the applicable voting deadline.  The vote will remain open until the 150th day after the filing of that Form 10-D.  Assuming a voting quorum of Noteholders and Note Owners holding at least 5.0% of the aggregate Note Balance of the Outstanding Notes (as of the last day of the related Collection Period) is reached, if the Noteholders and Note Owners of a majority of the Note Balance of Outstanding Notes voted to agree to a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the

Servicer informing the Asset Representations Reviewer to commence the Review under the Asset Representations Review Agreement and stating that such Review Notice is being delivered pursuant to this Section and Section 3.01 of the Asset Representations Review Agreement.  For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that a Delinquency Trigger has occurred or (ii) determine which assets are subject to Review by an Asset Representations Reviewer.  The Indenture Trustee may select a vote agent that is experienced in the administration of Noteholder votes and/or consent solicitations to conduct and administer any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Assets and, so long as the Indenture Trustee selects such vote agent with due care, the Indenture Trustee will not be liable for any actions or inactions of such vote agent.
Section 7.03.  Reports by Issuer.
(a)            The Issuer shall:
(i)    file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)    file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(iii)   supply to the Indenture Trustee (and the Indenture Trustee shall mail to all Noteholders described in TIA Section 313(c)) such summaries of any informa-tion, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by the rules and regulations prescribed from time to time by the Commission.
(b)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
Section 7.04.  Reports by Indenture Trustee.
(a)            If required by TIA Section 313(a), within 60 days after each September 30 beginning with September 30, 2017, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a).  The Indenture Trustee shall also comply with TIA Section 313(b).
(b)            The Indenture Trustee shall provide to the Administrator and the Servicer, to be filed by the Administrator or the Servicer with the Commission and each stock exchange, if any, on which the Notes are listed, a copy of each report mailed to Noteholders pursuant to this

Indenture.  The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE EIGHT

 ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.01.  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.
Section 8.02.  Accounts.
(a)            On or before the Closing Date, the Issuer shall cause the Servicer to establish and maintain, at an Eligible Institution, which shall initially be the Paying Agent on behalf of the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Securityholders, the Collection Account as provided in Section 4.01(a) of the Sale and Servicing Agreement.  On or before each Payment Date, the Servicer shall deposit in the Collection Account all amounts required to be deposited therein with respect to the preceding Collection Period as provided in Sections 4.04 and 4.07 of the Sale and Servicing Agreement.  On each Payment Date, the Indenture Trustee shall apply or cause to be applied the amount on deposit in the Collection Account on such Payment Date in accordance with Section 2.08(a) (or following the acceleration of the Notes after the occurrence of an Event of Default, in accordance with Section 2.08(f)).
(b)            On or before the Closing Date, the Issuer shall cause the Servicer to establish and maintain, at an Eligible Institution, which shall initially be the Paying Agent on behalf of the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Securityholders, the Reserve Fund as provided in Sections 4.01 and 4.02 of the Sale and Servicing Agreement.  On or before each Payment Date, upon receipt of instructions from the Servicer pursuant to Section 4.08(c) of the Sale and Servicing Agreement, the Indenture Trustee, directly or through the Paying Agent, shall withdraw or cause to be withdrawn from the Reserve Fund and deposit in the Collection Account, the Reserve Fund Draw Amount, if any, for such Payment Date.
(c)            On or before the Closing Date, the Issuer shall cause the Servicer to establish and maintain, at an Eligible Institution, which shall initially be the Paying Agent on behalf of the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Note Payment Account as provided in Section 4.01(a) of the Sale and Servicing Agreement.  On each Payment Date, the Indenture Trustee shall, directly or through the Paying Agent, apply or cause to be applied the amount on deposit in the Note Payment Account on such Payment Date in accordance with Section 2.08.

Section 8.03.  General Provisions Regarding Accounts.
(a)            For so long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested by the Servicer or the Indenture Trustee at the written direction of the Servicer, as applicable, in Eligible Investments as provided in Sections 4.01 of the Sale and Servicing Agreement.  All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Accounts shall be withdrawn (or caused to be withdrawn) by the Indenture Trustee, from such accounts and distributed (but only under the circumstances set forth in the Sale and Servicing Agreement) as provided in Sections 4.01, 4.02, 4.05, 4.06, 4.07 and 4.08 of the Sale and Servicing Agreement.  The Servicer shall not and shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.
(b)            Subject to Section 6.01(c), the Indenture Trustee will not be liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee.
(c)            If the Indenture Trustee is the entity maintaining the Accounts and (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 2:00 p.m., New York City time (or such other time as may be agreed upon by the Issuer and the Indenture Trustee), on the Business Day preceding the day such investment will be made, (ii) to the knowledge of an Authorized Officer of the Indenture Trustee, a Default or Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee upon actual knowledge by a Responsible Officer of the Indenture Trustee of such event shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in the investments described in the most recent written investment direction to the Indenture Trustee from the Servicer.
(d)            For so long as no Event of Default resulting in the Notes having being declared immediately due and payable shall have occurred and be continuing, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any investments of funds in the Accounts, and, in general, to exercise each and every other power or right with respect to each such investment, including the power to exercise any voting rights in respect of such investments.

Section 8.04.  Release of Trust Estate.
(a)            Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
(b)            The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.07 have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts.  The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this subsection only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel and, if required by the TIA or Section 11.01, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1), and otherwise in accordance with the applicable requirements of Section 11.01.
Section 8.05.  Opinion of Counsel.  The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(b), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete such action, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE NINE

SUPPLEMENTAL INDENTURES
Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
(a)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Holders of any Notes but with prior written notice to the Rating Agencies, at any time and from time to time, enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)    to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;
(ii)   to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;
(iii)  to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;
(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
(v)    to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any other Basic Document, any supplemental indenture or the Prospectus;
(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six;
(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA or the rules and regulations of the Commission; or
(viii) to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or to modify in any manner the rights of the Holders of the Notes under this Indenture;
provided, however, that no such supplemental indenture (i) may materially adversely affect the interests of any Noteholder and (ii) will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder.  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained. In addition, any supplement which affects the Owner Trustee shall require the Owner Trustee's written consent.
(b)            A supplemental indenture shall be deemed not to materially adversely affect the interests of any Noteholder if (i) the Person requesting such supplemental indenture obtains and delivers to the Indenture Trustee an Opinion of Counsel or an Officer’s Certificate of the Issuer, in either case to the effect that the supplemental indenture would not materially adversely affect the interests of any Noteholder and (ii) the Rating Agency Condition has been satisfied with respect to the supplemental indenture.
Section 9.02.  Supplemental Indentures with Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class and with prior written notice to the Rating Agencies, by Act of such Holders delivered to the Issuer and the Indenture Trustee, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture will be permitted unless an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such supplemental indenture will not cause the Issuer to be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder; and, provided further, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Note, to the extent any such Person is materially and adversely affected by such supplemental indenture:
(i)    change any Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate applicable thereto or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)    reduce the percentage of the Note Balance or the Note Balance of the Controlling Class, the consent of the Holders of Notes of which is required for any such supplemental indenture, or the consent of the Holders of Notes of which is required for any waiver of compliance with certain provisions of hereunder or certain defaults and their consequences provided for in this Indenture;

(iii)   modify or alter (A) the provisions of the proviso to the definition of the term “Outstanding”, (B) the definition of the term “Note Balance” or (C) the definition of the term “Controlling Class”;
(iv)   reduce the percentage of the Note Balance required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.04 if the proceeds of such sale or liquidation would be insufficient to pay in full the principal amount of and accrued but unpaid interest on the Notes;
(v)    reduce the percentage of the Note Balance of the Controlling Class the consent of the Holders of Notes of which is required for any such supplemental indenture amending the provisions of this Indenture which specify the applicable percentage of the Note Balance of the Controlling Class the consent of which is required for such supplemental indenture or the amendment of any other Basic Document;
(vi)   modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;
(vii)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;
(viii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Noteholders of the security provided by the Lien of this Indenture; or
(ix)     impair the right to institute suit for the enforcement of payment as provided in Section 5.07.
In addition, any supplement which affects the Owner Trustee shall require the Owner Trustee's written consent.
The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.
It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.03.  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution and delivery of such supplemental indenture have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s rights, duties, liabilities or immunities under this Indenture or otherwise.  Any supplemental indenture that affects the Owner Trustee’s rights, duties, liabilities or immunities under this Indenture or otherwise shall require the written consent of the Owner Trustee.
Section 9.04.  Effect of Supplemental Indenture.  Upon the execution of any supple-mental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.05.  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.
Section 9.06.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE TEN

 REDEMPTION OF NOTES
Section 10.01.  Redemption.  The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 8.01 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the assets of the Issuer pursuant to said Section, and the amount paid by the Servicer shall be treated as collections in respect of the Receivables and applied to pay all amounts due to the Servicer under the Sale and Servicing Agreement, the Total Trustee Fees and the unpaid principal amount of the Notes plus accrued and unpaid interest thereon.  The Servicer or the Issuer shall furnish each Rating Agency notice of such redemption.  If the Notes are to be redeemed pursuant to this Section, the Servicer shall furnish notice of such redemption to the Indenture Trustee, the Depositor and the Rating Agencies, not fewer than ten nor more than 30 days prior to the Redemption Date and the Issuer will, or will cause the Servicer to, irrevocably deposit, by 2:00 p.m., New York City time, on the Business Day prior to the Redemption Date, with the Indenture Trustee in the Collection Account the Redemption Price of the Notes to be redeemed (all or a portion of which deposit may be made from Available Funds), whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Noteholder.  Notwithstanding the foregoing, any accounts held by the Indenture Trustee may remain open for 30 days after the Redemption Date.
Section 10.02.  Form of Redemption Notice.  Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile and mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.
All notices of redemption shall state:
(i)    the Redemption Date;
(ii)   the Redemption Price;
(iii)  the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and
(iv)  that on the Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.
Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.
Section 10.03.  Notes Payable on Redemption Date.  The Notes to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE ELEVEN

MISCELLANEOUS
Section 11.01.  Compliance Certificates and Opinions, Etc.
(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) if required by Section 11.01(b)(ii) or the TIA, an Independent Certificate, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)    a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)  a statement that, in the opinion of each signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)  a statement as to whether, in the opinion of each signatory, such condition or covenant has been complied with.
(b)            (i)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, deliver to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each individual signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
(ii)    Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates furnished pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any property or securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance.
(iii)   Other than with respect to any release described in clause (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iv)   Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Note Balance at the time of such release.
(v)    Notwithstanding Section 2.13 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.
Section 11.02.  Form of Documents Delivered to Indenture Trustee.
(a)            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b)            Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s

Certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Servicer, the Depositor, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
(c)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
(d)            Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.
Section 11.03.  Acts of Noteholders.
(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)            The ownership of Notes shall be proved by the Note Register.
(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04.  Notices, etc., to Indenture Trustee, Issuer, Depositor and Rating Agencies.  Unless otherwise specified in this Indenture, all notices, requests, demands, consents, waivers, Act of Noteholders or other communications to or from the parties to this Indenture will be in writing.  Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail and (ii) in the case of (a) a facsimile, when receipt is confirmed by telephone or by reply e-mail or reply facsimile from the recipient, (b) an e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient and (c) an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (ii)(b) and (ii)(c) above.  Unless otherwise specified in this Indenture, any such notice, request, demand, consent or other communication will be delivered or addressed, in the case of (i) the Indenture Trustee by any Noteholder or by the Issuer at the Corporate Trust Office, (e-mail: melissa.rosal@usbank.com, telecopier: (312) 332-7996), (ii) the Issuer by the Indenture Trustee or by any Noteholder at Mercedes-Benz Auto Receivables Trust 2016-1, c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware  19890 Attention: Corporate Trust Administration (e-mail: cmay@wilmingtontrust.com, telecopier: (302) 636-4140), with a copy to the Administrator at Mercedes-Benz Financial Services USA LLC, 36455 Corporate Drive, Farmington Hills, Michigan  48331, Attention: Steven C. Poling (e-mail: steven.c.poling@daimler.com, telecopier: (817) 224-3587), (iii) the Representative by the Issuer or by the Indenture Trustee at the address of the Representative set forth in the Underwriting Agreement, (iv) to each Rating Agency, as applicable, by the Issuer, the Indenture Trustee or the Owner Trustee, in the case of (a) Standard & Poor’s, at S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, 55 Water Street, New York, New York  10041, Attention: Asset Backed Surveillance Department (e‑mail: Servicer_reports@sandp.com)  and (b) Fitch, at Fitch Ratings, 33 Whitehall Street, New York 10004, Attention: ABS Surveillance (email: surveillance-abs-auto@fitchratings.com) and (v) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.
Section 11.05.  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent by first-class mail, postage prepaid to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.
Section 11.06.  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
Section 11.07.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
Section 11.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 11.09.  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
Section 11.10.  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.
Section 11.11.  Benefits of Indenture; Third Party Beneficiaries.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Noteholders (and, with respect to Sections 5.04 and 2.08, the Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.12.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and except as otherwise provided in the Basic Documents, no interest shall accrue for the period from and after any such nominal date.
Section 11.13.  GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 11.14.  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
Section 11.15.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 11.16.  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording shall be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
Section 11.17.  Trust Obligation.  Except as otherwise provided in Section 3.07(e), no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, except as otherwise provided in Section 3.07(e), and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.
Section 11.18.  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note or a beneficial interest therein, as the case may be, hereby covenant and agree that they will not at any time institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any Insolvency Law in connection with any obligations relating to the Notes or any Basic Document and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Issuer or the Depositor during the same period.
Section 11.19.  No Recourse.  The Notes represent obligations of the Issuer only and do not represent an interest in or obligations of the Servicer, the Depositor or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be set forth in this Indenture and the other Basic Documents.  Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) either Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of either Trustee in its individual capacity or any holder of a beneficial interest in the Issuer, either Trustee or of any successor or assign of either Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Owner Trustee, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) the Owner Trustee has not verified and has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer hereunder and (v) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

Section 11.20.  Inspection.  The Issuer shall, with reasonable prior notice, permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 11.21.  Subordination Agreement.  Each Noteholder and Note Owner, by accepting a Note or a beneficial interest therein, hereby covenants and agrees that, to the extent it is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuer) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Depositor, its interest in those assets is subordinate to claims or rights of such other debtholders to those other assets.  Furthermore, each Noteholder and Note Owner, by accepting a Note or a beneficial interest therein, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 11.22.  Security Interest Matters.
(a)            The Issuer represents and warrants to the Indenture Trustee as of the Closing Date:
(i)    This Agreement creates a valid and continuing “security interest” (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.
(ii)   The Issuer has taken all steps necessary to perfect its security interest against the Obligor in the Financed Vehicles.
(iii)  The Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC.
(iv)  The Issuer has caused or will cause on or prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under Applicable Law necessary to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder.
(v)    The Issuer owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.

(vi)  All original executed copies of each loan agreement and installment sales contract that constitute or evidence the Receivables have been delivered to the Servicer, as custodian for the Indenture Trustee.
(vii) The Issuer has received a written acknowledgment from the Servicer that the Servicer is holding the loan agreements and installment sales contracts that constitute or evidence the Receivables solely on behalf and for the benefit of the Indenture Trustee.
(viii) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Indenture Trustee that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.
(ix)                  None of the loan agreements or installment sales contracts that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Indenture Trustee.
The foregoing representations and warranties may not be waived and will survive until this Indenture has been discharged.
(b)            All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee”.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.
MERCEDES-BENZ AUTO RECEIVABLES TRUST 2016-1,

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Chad May
Name: Chad May
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

Indenture

EXHIBIT A
FORM OF CLASS [A‑1] [A‑2A] [A‑3] [A‑4] NOTE
EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IT IS NOT INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OR TO ANY FEDERAL, STATE OR LOCAL LAW THAT IMPOSES REQUIREMENTS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE (COLLECTIVELY, “SIMILAR LAW”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR A SIMILAR VIOLATION OF ANY APPLICABLE SIMILAR LAW.  EACH BENEFICIAL OWNER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.)).
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.
THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE INDENTURE TRUSTEE.

THE FAILURE TO PROVIDE THE ISSUING ENTITY AND THE INDENTURE TRUSTEE WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR APPLICABLE FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.
[[FOR CLASS A‑2A, CLASS A‑3 AND CLASS A‑4 NOTES] THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO [[FOR THE CLASS A-2A NOTES] THE CLASS A‑1 NOTES][[FOR THE CLASS A-3 NOTES] THE CLASS A‑1 NOTES AND THE CLASS A-2A NOTES][[FOR THE CLASS A-4 NOTES] THE CLASS A-1 NOTES, THE CLASS A-2A NOTES AND THE CLASS A-3 NOTES] AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.]
REGISTERED	$___________
No. R-______	CUSIP NO. ___________
ISIN NO. ___________

MERCEDES-BENZ AUTO RECEIVABLES TRUST 2016-1
_____% CLASS [A‑1] [A‑2A] [A‑3] [A-4] ASSET BACKED NOTE
Mercedes-Benz Auto Receivables Trust 2016-1, a statutory trust organized and existing under the laws of the State of Delaware (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of ___________________ DOLLARS ($___________), payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $___________ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable to the extent described in the Indenture referred to on the reverse hereof on each Payment Date; provided, however, that the entire unpaid principal amount of this Note shall be payable on the earlier of _______________, 201__ (the “Class [A‑1] [A‑2A] [A‑3] [A‑4] Final Scheduled Payment Date”) and the Redemption Date, if any, selected pursuant to the Indenture.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture, which also contains rules as to construction that shall be applicable herein.
The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date (to the extent that such rate does not exceed the maximum rate permitted by Applicable Law) until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date), or on the Closing Date in the case of the first Payment Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture.  Interest on this Note will accrue for each Payment Date from, and including, [For Class A‑1 Notes: the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date or if no interest has yet been paid, from and including the Closing Date), to but excluding such current Payment Date.  Interest will be computed on the basis of the actual number of days during the related Interest Period divided by 360.]  [For Class A-2A, A‑3 and A‑4 Notes: the 15th day of the prior calendar month (or, in the case of the first Distribution Data or if no interest has yet been paid, from and including the Closing Date), to but excluding the 15th day of the current calendar month.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.]  The Issuer shall pay interest on overdue installments of interest at the interest rate otherwise applicable thereto to the extent lawful.  Such principal and interest on this Note shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer, as of the date set forth below.
Date: September ___, 2016	MERCEDES-BENZ AUTO RECEIVABLES TRUST 2016-1

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated above and referred to in the within-mentioned Indenture.
Date: September ___, 2016	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

[REVERSE OF CLASS [A‑1] [A‑2A] [A‑3] [A‑4] NOTE]
This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Class [A‑1] [A‑2A] [A‑3] [A‑4] Asset Backed Notes (the “Class ___ Notes”), all issued under the Indenture, dated as of September 1, 2016 (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Indenture Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to all terms of the Indenture.
The Class A‑1 Notes, the Class A‑2A Notes, the Class A‑3 Notes, and the Class A‑4 Notes (collectively, the “Notes”) are, except as otherwise provided in the Indenture or in the Sale and Servicing Agreement, equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.
Principal payable on the Class [A‑1] [A‑2A] [A‑3] [A‑4] Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement.  As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A‑1] [A‑2A] [A‑3] [A‑4] Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture.  Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A‑1] [A‑2A] [A‑3] [A‑4] Notes shall be due and payable following the occurrence and continuance of an Event of Default, if the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in the Indenture.  All principal payments on the Class [A‑1] [A‑2A] [A‑3] [A‑4] Notes shall be made pro rata to the Class [A‑1] [A‑2A] [A‑3] [A‑4] Noteholders entitled thereto.
Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Noteholder (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within 30 days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

As provided in the Indenture, the Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Sale and Servicing Agreement.
As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, all in accordance with the Exchange Act, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, as the case may be, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee, each in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee, each in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Noteholder or Note Owner, by acceptance of a Note or a beneficial interest therein, as the case may be, covenants and agrees by accepting the benefits of the Indenture and such Note that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings under any Insolvency Law in connection with any obligations relating to the Notes, the Certificates, the Indenture or the other Basic Documents.
Each Noteholder, by acceptance of such Note, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder, by acceptance of such Note, agrees that the Indenture Trustee or any Paying Agent has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder that fails to comply with the requirements of the preceding sentence.
The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, State and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Trust Estate.  Each Noteholder, by acceptance of a Note

(and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, State and local income, single business and franchise tax purposes as indebtedness of the Issuer.
Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least 51% of the Note Balance of the Controlling Class.  The Indenture also contains provisions permitting the Noteholders representing specified percentages of the Note Balance of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Noteholder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.
The Indenture permits the Issuer, under certain circumstances, to consolidate or merge with or into another Person, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.
The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________	__________________ *

Signature Guaranteed:

__________________ *

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the require-ments of the Note Registrar.

EXHIBIT B
ASSET REPURCHASE DEMAND ACTIVITY REPORT
Reporting Period:  [calendar month]
☐  Check here if nothing to report.
Transaction	Loan	Activity During Period[1]
		Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand
MBART 2016-1

1 Forward any applicable information or documentation relating to any reputed demands to the Servicer.

B-1